SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        BIO-REFERENCE LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ____________________

                                  JULY 17, 2008
                              ____________________

         The annual meeting of the stockholders of Bio-Reference Laboratories, Inc. (the "Company") will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001, on Thursday, July 17, 2008 at 9:00 A.M. local time, for the purpose of considering and acting on the following matters:

         1. Election of two directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified (Proposal One).

         2. Such other business as may properly be brought before the meeting or any adjournment thereof.

         Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on Monday, June 16, 2008 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

         Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

                                 By Order of the Board of Directors

                                           Marc D. Grodman
                                              President

Dated: June 18, 2008

         PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600

                              ____________________

                                 PROXY STATEMENT
                              ____________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 17, 2008

                              ____________________

         This Proxy Statement of Bio-Reference Laboratories, Inc., a New Jersey corporation (the "Company") is first being mailed to Stockholders on or about June 18, 2008 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 17, 2008 at 9:00 A.M. (local time) at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for the meeting and a copy of the Company's 2007 Annual Report containing financial statements and related data.

         All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by (a) written notice addressed to the Company's Chief Information Officer and delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposal One. The Board has fixed the close of business on Monday, June 16, 2008 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

         The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefore) to solicit proxies personally, and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $10,000.

         At the record date, the Company had 13,784,640 shares of its Common Stock, $.01 par value (the "Common Stock") issued and outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. Broker nonvotes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the broker or nominee does not have discretionary authority) will be counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but will not be considered as votes for purposes of determining the outcome of a vote. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of Common Stock present in person or by proxy at the meeting.

         The following table sets forth information as of June 16, 2008 with respect to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and
(iv) all directors and executive officers as a group. The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of Common Stock outstanding on said date owned by such holder and all shares of Common Stock issuable to such holder in the event of exercise of outstanding options and warrants owned by such holder at said date which are exercisable within 60 days of such date.

         Name and Address of               Shares of Common Stock    Percentage
         Beneficial Owner                   Beneficially Owned(1)     Ownership
         ----------------                   ---------------------     ---------
         Directors and
         Executive Officers*
         -------------------
         Marc D. Grodman(2)                       1,643,746              12%
         Howard Dubinett(3)                         310,872               2%
         Sam Singer(4)                              208,416               2%
         Joseph Benincasa                           -0-                  --
         Harry Elias                                -0-                  --
         Gary Lederman                               27,200              --
         John Roglieri                               15,000              --

         Executive Officers                       2,205,234              16%
         and Directors as a group
         (seven persons)(2)(3)(4)

         Other Greater than 5%
         Beneficial Owner
         ----------------
         Arbor Capital Management, LLC(5)           732,900               5%
         Rick D. Leggott
         One Financial Plaza
         120 South Sixth Street
         Suite 1000
         Minneapolis, MN 55402

----------------------------
* The address of all of the Company's directors and executive officers is c/o the Company, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

(1) Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

(2) Includes 1,241,143 shares owned directly and 175,936 pledged shares. Also includes 173,467 shares owned by Dr. Grodman's wife, Pam Grodman, and 53,200 shares owned by their children. Dr. Grodman disclaims beneficial ownership of these 226,667 shares.

     On October 12, 2006, Dr. Grodman established a Rule 10b-5-1 Sales Plan (the "Sales Plan") with Bear Stearns & Co., Inc. ("Bear Stearns") to facilitate sales of a variable number of Dr. Grodman's shares of BRLI Common Stock (up to 200,000 shares) in variable pre-paid forward transactions ("Forward Transactions") at a minimum per share sale price as specified in the Sales Plan. In connection with the contemplated Forward Transactions, Dr. Grodman pledged 200,000 shares of his BRLI Common Stock to secure his obligation to deliver a maximum aggregate 200,000 shares of Common Stock to Bear Stearns on the final settlement dates (approximately 23-25 months after each sale). The Sales Plan was terminated on December 21, 2006 at which date an aggregate 175,936 shares had been sold pursuant to the Forward Transactions. As prepayment for the pledge of these shares, Bear Stearns agreed to pay Dr. Grodman approximately $3,949,000 or approximately $22.45 per share. The number of shares that Dr. Grodman will be obligated to deliver on the final settlement dates will vary based upon the market prices of the Common Stock on such settlement dates. Dr. Grodman will benefit from any excess in the market prices of the Common Stock at the final settlement dates to the extent such prices exceed approximately $25.30 up to approximately $30.38 per share, by being able to deliver fewer shares. Until the final settlement dates, Dr. Grodman retains the voting rights to the 175,936 pledged shares and is deemed the beneficial owner of such shares.

(3) Includes 221,825 shares owned directly and 89,047 pledged shares. In lieu of an outright sale, on October 15, 2007, Howard Dubinett entered into a pre-paid variable price forward sales contract ("Forward Contract") with UBS Securities LLC ("UBS"). Pursuant to the Forward Contract, Mr. Dubinett pledged 89,047 shares of his BRLI Common Stock to secure his obligation to deliver a maximum 89,047 shares of BRLI Common Stock to UBS on October 19, 2009 (the "Settlement Date"). As prepayment for the pledge of these shares, UBS agreed to pay Mr. Dubinett $2,572,474 or approximately $28.89 per share representing 87.9% of the proceeds from the sale of 89,047 shares on October 16, 2007. The number of shares that Mr. Dubinett is required to deliver on the Settlement Date varies based upon the price of the Common Stock on the Settlement Date. Mr. Dubinett will benefit from any excess in the price of the Common Stock on the Settlement Date between $32.87 per share up to a maximum $39.44 per share by being able to deliver fewer shares. Until the Settlement Date, Mr. Dubinett retains the voting rights to the 89,047 pledged shares and is deemed the beneficial owner of such shares.

(4) Includes 197,616 shares owned directly, and 10,800 shares owned by children who share Mr. Singer's household. Mr. Singer disclaims beneficial ownership of these 10,800 shares.

(5) According to a Schedule 13G dated February 5, 2008 which they filed with the Securities and Exchange Commission, Arbor Capital Management, LLC ("Arbor") in its capacity as an investment advisor and its CEO and controlling person, Rick D. Leggott, could be deemed the beneficial owner of these 732,900 shares which were owned by investment advisory clients at said date. In the Schedule 13G filing, Arbor and Mr. Leggott stated that to the best of their knowledge, these 732,900 shares were acquired in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

         The Company's executive officers and directors and members of their immediate families owning and having the right to vote an aggregate 2,205,234 shares (16%) of the Company's outstanding Common Stock have stated their intention to vote their shares FOR the nominees proposed for election as directors (Proposal One).

                        ACTION TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

         The number of directors on the Company's Board of Directors is currently fixed at seven. The Company's Certificate of Incorporation divides the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board is comprised of two Class I directors (Dr. Grodman and Mr. Dubinett), two Class II directors (Mr. Singer and Mr. Elias) and three Class III directors (Mr. Benincasa, Mr. Lederman and Dr. Roglieri), whose terms expire upon the election and qualification of their successors at successive Annual Meetings to be held in 2008, (the Class II directors), 2009 (the Class III directors) and 2010 (the Class I directors). At each Annual Meeting of Stockholders, the directors comprising one of the classes are elected for a full term of three years.

         Mr. Singer and Mr. Elias (current Class II directors) are being proposed for re-election at this Annual Meeting of Stockholders, each to serve for a three-year term and until his successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of Mr. Singer and Mr. Elias who are the nominees of the Board of Directors for election, and authority to vote for their election as Class II directors shall be deemed granted unless specifically withheld. Management has no reason to believe that any of such nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board of Directors may recommend.

         The following table sets forth certain information as of the record date with respect to each of the directors and executive officers of the Company.

Name                               Age     Position
----                               ---     --------

Marc D. Grodman, M.D.              56      Chairman of the Board, President,
                                           Chief Executive Officer and Director

Howard Dubinett                    56      Executive Vice President, Chief
                                           Operating Officer and Director

Sam Singer                         64      Senior Vice President, Chief
                                           Financial Officer, Chief Accounting
                                           Officer and Director

Joseph Benincasa (a)(c)(e)         58      Director

Harry Elias (a)(c)(e)              78      Director

Gary Lederman, Esq. (b)(c)(e)      74      Director

John Roglieri, M.D. (a)(d)(e)      69      Director

----------------------------
(a)  Member of the Audit Committee
(b)  Chairman of the Audit Committee
(c)  Member of the Compensation Committee
(d)  Chairman of the Compensation Committee
(e)  Member of the Nominating Committee

BACKGROUND

         The following is a brief account of the business experience of each director including each nominee for director of the Company.

         Marc D. Grodman, M.D. founded the Company in December 1981 and has been its Chairman of the Board, President, Chief Executive Officer and a Director since its formation. Dr. Grodman is an Assistant Professor of Clinical Medicine at Columbia University's College of Physicians and Surgeons and Assistant Attending Physician at New York Presbyterian Hospital, New York City. From 1980 to 1983, Dr. Grodman attended the Kennedy School of Government at Harvard University and was a Primary Care Clinical Fellow at Massachusetts General Hospital. From 1982 to 1984, he was a medical consultant to the Metal Trades Department of the AFL-CIO. Dr. Grodman received a B.A. degree from the University of Pennsylvania in 1973 and an M.D. degree from Columbia University College of Physicians and Surgeons in 1977. Except for his part time duties as Assistant Professor of Clinical Medicine and Assistant Attending Physician at Columbia University and New York Presbyterian Hospital, Dr. Grodman devotes all of his working time to the business of the Company.

         Since January 2005, Dr. Grodman has been a member of the Board of Directors of the American Clinical Laboratory Association, an industry organization comprised of the largest and most significant commercial clinical laboratories in the United States and since April 2008, has been its chairman. Other Board members include the chief executive officers of Quest Diagnostics and Laboratory Corporation of America.

         Howard Dubinett has been the Executive Vice-President and Chief Operating Officer of the Company since its formation in 1981. He became a Director of the Company in April 1986. Mr. Dubinett attended Rutgers University. Mr. Dubinett devotes all of his working time to the business of the Company.

         Sam Singer has been the Company's Vice President and Chief Financial Officer since October 1987 and a Director since November 1989. He is responsible for all of the Company's financial activities. Mr. Singer was the Controller for Sycomm Systems Corporation, a data processing and management consulting company, from 1981 to 1987, prior to joining the Company. He received a B.A. degree from Strayer University and an M.B.A. from Rutgers University. Mr. Singer devotes all of his working time to the business of the Company.

         Joseph Benincasa became a Director of the Company in June 2005. Mr. Benincasa currently serves as the Executive Director of The Actors' Fund of America, a position he has held since 1989. The Actors' Fund is the leading national, non-profit human services organization providing comprehensive social and health care services, employment, training and housing support to the entertainment profession. It is headquartered in New York City with regional offices in Chicago and Los Angeles. He is also a director of St. Peter's University Medical Center and also sits on the boards of directors of Broadway Cares/Equity Fights AIDS; the National Theatre Workshop of the Handicapped; Career Transition for Dancers; the Times Square Alliance; the New York Society of Association Executives and the Somerset Patriots, a minor league baseball team. Mr. Benincasa holds a B.A. from St. Joseph's University and an M. Ed. from Rutgers University. He also attended the Fordham University Graduate School of Business.

         Harry Elias became a Director of the Company in March 2004. Mr. Elias commenced his employment in sales and marketing with JVC Company of America ("JVC") in 1967, subsequently being appointed as JVC's Senior Vice President of Sales and Marketing in 1983 and as Executive Vice President of Sales and Marketing in 1990. In 1995, Mr. Elias was named as JVC's Chief Operating Officer, a position he occupied until April 2003 when he resigned his positions upon his appointment as JVC's "Honorable Chairman." JVC, a distributor of audio and video products headquartered in Wayne, New Jersey is the wholly owned United States subsidiary of Victor Company of Japan, a manufacturer of audio and video products headquartered in Japan. In January 2005, after retiring from JVC, Mr. Elias was appointed Chairman of the Board of and commenced to serve as a consultant to AKAI USA, the sole distributor in the United States of electronic products produced by AKAI, a Chinese manufacturer. Mr. Elias retired from AKAI in 2007 and currently is self-employed as a Business Consultant.

         Gary Lederman, Esq. became a Director of the Company in May 1997. He received his B.A. degree from Brooklyn College in 1954 and his J.D. degree from NYU Law School in 1957. He was manager of Locals 370, 491 and 662 of the U.F.C.W. International Union from 1961 to 1985. He is retired from the unions and has been a lecturer at Queensboro Community College in the field of insurance. He served on an institutional review board for RTL, a pharmaceutical drug testing laboratory until his retirement in February 2007.

         John Roglieri, M.D. became a Director of the Company in September 1995. He is an Assistant Professor of Clinical Medicine at Columbia University's College of Physicians and Surgeons and an Assistant Attending Physician at New York Presbyterian Hospital, New York City. Dr. Roglieri received a B.S. degree in Chemical Engineering and a B.A. degree in Applied Sciences from Lehigh University in 1960, an M.D. degree from Harvard Medical School in 1966, and a Master's degree from the Columbia University School of Business in 1978. From 1969 until 1971, he was a Senior Assistant Surgeon in the U.S. Public Health Service in Washington. From 1971 until 1973, he was a Clinical and Research Fellow at Massachusetts General Hospital. From 1973 until 1975, he was Director of the Robert Wood Johnson Clinical Scholars program at Columbia University. In 1975 he was appointed Vice-President, Ambulatory Services at New York Presbyterian Hospital, a position which he held until 1980. Since 1980, he has maintained a private practice of internal medicine at Columbia-Presbyterian Medical Center. From 1988 until 1992, he was also Director of the Employee Health Service at New York Presbyterian Hospital. From 1992 through 1999, Dr. Roglieri was the Corporate Medical Director of NYLCare, a managed care subsidiary of New York Life Insurance Company ("New York Life"). Dr. Roglieri was chief medical officer of Physician WebLink, a national physician practice management company, from 1999 to 2000. Since 2001, he has been a Medical Director for New York Life. He is a member of advisory boards to several pharmaceutical companies, a member of the Editorial Advisory Board of the journals Managed Care and Seminars in Medical Practice, and is a subject of biographical record in Who's Who in America.

         There are no family relationships between or among any directors or executive officers of Bio-Reference Laboratories. The Company's Certificate of Incorporation provides for a staggered Board of Directors pursuant to which the Board is divided into three classes of directors and the members of only one class are elected each year to serve a three-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO CLASS II DIRECTOR NOMINEES NAMED ABOVE.

KEY PERSONNEL AND CONSULTANTS

         The following key personnel and consultants make significant contributions to the Company's operations.

         James Weisberger, M.D. (Age 52) joined the Company in September 2003 as Vice President, Assistant Chief Medical Officer and Director of Hematopathology. He is currently employed as the Company's Chief Medical Officer. Prior to joining the Company, he was Director of Hematopathology at IMPATH, Inc. (1999-2003). He is board certified in internal medicine, anatomic and clinical pathology, and hematopathology. He has a New York State Department of Health Certificate of Qualification as a Laboratory Director. He is a Clinical Assistant Professor of Pathology at New York Medical College, Valhalla, New York. Prior to joining IMPATH, he was an Assistant Professor of Medicine and Pathology at New York Medical College (1995-1999). He has a B.S. degree from Stanford University (1977); an M.S. degree from Stanford University (1978); and an M.D. degree from the University of Pennsylvania (1983).

         Charles T. Todd, Jr. (Age 57) is a Senior Vice President engaged in Sales. Mr. Todd was the founder and CEO of GenCare Biomedical Research Corporation ("GenCare"), a specialty oncology laboratory that was purchased by the Company in 1995. He attended Seton Hall University where he received a B.S. degree in Finance in 1974.

         Richard Faherty (Age 61) serves as the Company's Chief Information Officer as well as the chief executive officer of its two informatics operations. Mr. Faherty provided custom programming and system analysis services to Gencare from 1987 until its acquisition by the Company in 1995. He became a consultant to the Company in 1995 in the information technology area and an employee in 1999. Mr. Faherty is a graduate of the University of Notre Dame
(1968) and the Fordham Law School (1975).

         John W. Littleton (Age 48) joined the Company in September 2002 as a Vice President engaged in Sales. Prior to joining the Company, Mr. Littleton was Vice President of Sales for Specialty Laboratories and the Northeast Regional Vice President of Sales for Quest Diagnostics. He received a B.A. degree from Seton Hall University in 1983.

         John Bennett, M.D., Scientific Advisory Board Chairman, is Professor Emeritus at the University of Rochester Medical Center, Rochester, New York. Dr. Bennett has long been recognized as an intellectual force in the treatment and understanding of leukemias, lymphomas and other cancer-related diseases. He established the French-American-British (FAB) Leukemia Working Group and is one of the world's leading authorities on Myelodysplasia. He is founder and Chairman of the MDS Foundation, as well as Editor of the Journal of Leukemia Research. Dr. Bennett is currently Professor Emeritus and former Head of the Medical Oncology Unit at the University of Rochester Medical Center and formerly was a Professor of Oncology in Medicine, Pathology and Laboratory Medicine at the University of Rochester Medical School. For nearly four decades, Dr. Bennett has been honored by the medical community as an expert in the field of oncology as evidenced by the numerous chairs he has held in prestigious societies and committees and his authorship of more than 400 publications in peer review journals, the majority of which are in the area of hematologic malignancies. Dr. Bennett earned his B.A. from Harvard University and his M.D. from Boston University. He served his residency in medicine at Beth-Israel Hospital, Boston, Massachusetts and completed a fellowship in hematology at Boston City Hospital. He headed the Morphology and Cytochemistry Section of the Clinical Center at the National Institutes of Health ("NIH") before joining the faculty at the University of Rochester. Dr. Bennett serves the Company in an advisory capacity as chairman of its Scientific Advisory Board.

         Sherri Bale, Ph.D., FACMG (Age 52) joined the Company in September 2006, when BioReference Laboratories acquired the operating assets of GeneDx. She received her M.S. and Ph.D. degrees from the University of Pittsburgh, and her post-doctoral training in medical genetics at the NIH. She is an American Board of Medical Genetics-Certified Ph.D. - Medical Geneticist and Founding Member of the American College of Medical Genetics. She founded GeneDx with Dr. John Compton, also a long-time NIH scientist, after 16 years at the NIH. For the past six years, she has served as President and Clinical Director of GeneDx, which specializes in developing and providing molecular diagnostics tests for rare hereditary disorders. She has authored more than 100 peer-reviewed papers, book chapters, and books in the field. She serves on numerous Boards of patient advocacy and non-profit organizations, and is a member of the Faculty of the Metropolitan Medical Genetics Training Program of the National Human Genome Research Institute-, NIH, in Bethesda, MD. She holds a second degree black belt in judo.

         John Compton, Ph.D., (Age 59) serves as Scientific Director and Co-President of GeneDx Inc., the operating assets of which were acquired by BioReference Laboratories in September 2006. He has 25 years experience in the development and application of molecular biological techniques to answer questions about genetics and epidermal differentiation, and has authored more than 60 publications in the field. He holds B.S. degrees in Physics and Biology from MIT, received his Ph.D. from the University of California, Berkeley in Biophysics, and did his post-doctoral training in protein-DNA interactions at the Baylor College of Medicine. Following six years as an independent investigator at the Jackson Laboratory, he joined the Laboratory of Skin Biology in the National Institute of Arthritis, Musculoskeletal and Skin Diseases at the NIH in 1991 where he was Staff Scientist in the Genetic Studies Section until 2000, when he and NIH colleague Sherri Bale formed GeneDx to develop and provide molecular genetic testing in rare hereditary disorders. In 2003 they were jointly awarded the Entrepreneur of the Year award by the Technology Council of Maryland. John is also in his eighth year as Mayor of the Town of Washington Grove, MD.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 2007, its officers, directors and beneficial owners of more than 10% of its equity timely complied with all applicable Section 16(a) filing requirements.

THE BOARD AND ITS COMMITTEES

BOARD MEETINGS

         The Board of Directors held four meetings during fiscal 2007. All of the Company's current Directors attended all of the fiscal 2007 meetings of the Board of Directors and of the committee meetings which they were eligible to attend. The Board of Directors has determined that the four non-employee Directors each meet the definition of "independent" as required by the applicable listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq Stock Market").

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

         The Audit Committee is comprised of the four non-employee members of the Board of Directors, Gary Lederman (Chairman), Joseph Benincasa, Harry Elias and John Roglieri. The Board of Directors deems each such individual as "independent" as defined by the rules of the Nasdaq Stock Market. The Audit Committee met four times during fiscal year 2007. The Audit Committee confers with the Company's auditors and reviews, evaluates and advises the Board of Directors concerning the adequacy of the Company's accounting systems, its financial reporting practices, the maintenance of its books and records and its internal controls. In addition, the Audit Committee reviews the scope of the audit of the Company's financial statements and the results thereof. The Board of Directors has determined that Gary Lederman is qualified to serve as the Company's "audit committee financial expert" as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. A copy of the Audit Committee Charter may be found on the Company's website: www.bioreference.com.

COMPENSATION COMMITTEE

         The Compensation Committee is comprised of the four non-employee members of the Board of Directors, John Roglieri (Chairman), Joseph Benincasa, Harry Elias and Gary Lederman. The Compensation Committee met once during fiscal year 2007.

         The Compensation Committee has the primary responsibility of setting the compensation of the executive officers of the Company as well as adopting the terms of any Senior Management

Incentive Bonus Plan. A copy of the Compensation Committee's Charter may be found on the Company's website: www.bioreference.com.

NOMINATING COMMITTEE

         The Nominating Committee is comprised of the four non-employee members of the Board of Directors, Harry Elias, Joseph Benincasa, Gary Lederman and John Roglieri. Pursuant to its charter, a copy of which may be found on the Company's website: www.bioreference.com, the Nominating Committee's role is to establish criteria for the selection of directors; to identify individuals qualified to be directors; to evaluate director candidates proposed by stockholders; to recommend individuals to fill vacancies on the Board and to recommend nominees for director at each annual stockholder meeting. The Nominating Committee may consider nominees for director of the Company submitted in writing c/o the Committee at the Company's executive offices, whether by executive officers of the Company; current directors of the Company, search firms (if any) engaged by the Committee, and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder. Information with respect to the proposed nominee must be provided in writing by the stockholder addressed to the Committee at the Company's executive offices, and received not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting, provided that if the current year's annual meeting is not scheduled to be held within 30 days of the anniversary date of the prior year's annual meeting, notice from a stockholder shall be considered timely if it is received not later than the tenth day following the date on which the notice of the annual meeting was mailed or the date on which public disclosure of the date of the annual meeting was made, whichever occurs first. The information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement if the proposed nominee were to be included therein. In addition, the stockholder's notice shall also include the class and number of shares the stockholder owns, a description of all arrangements and understandings between the stockholder and the proposed nominee, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and a representation as to whether the stockholder intends to deliver a proxy statement to or solicit proxies from shareholders of the Company.

         The Nominating Committee generally identifies potential candidates for director by seeking referrals from the Company's management, members of the Board of Directors and their various business contacts. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

         The Company does not have an Executive Committee. Officers are elected by and hold office at the discretion of the Board of Directors.

         The Company does not have a policy with regard to attendance by directors at annual meetings of stockholders. The Company's three executive officers as well as Messrs. Elias and

Lederman were the directors who attended the Company's last annual meeting of stockholders on July 19, 2007.

         Pursuant to the Company's charter and bylaws, the Company has agreed to indemnify its directors and executive officers to the fullest extent permitted by law.

CODE OF ETHICS

         The Company has adopted a Code of Ethics that applies to its executive officers and to key financial and accounting personnel. The Company will, upon a stockholder's written request to Investor Relations, c/o the Company, furnish a paper copy of the Code of Ethics.

                             EXECUTIVE COMPENSATION

         The table below summarizes the total compensation paid or accrued by the Company with respect to the year ended October 31, 2007 to its three executive officers and to its two other most highly compensated senior management employees during the period. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, as well as its 401(k) Plan, do not discriminate in scope, terms or operation, in favor of any of its officers, senior management members or directors, and are generally available to all salaried employees.

                           SUMMARY COMPENSATION TABLE

                                                                                     Change in
                                                                                   Pension Value
                                                                                  and Nonqualified
                                                                     Non-Equity       Deferred          All
                                            Bonus    Stock  Option Incentive Plan    Compensation      Other
  Name and               Fiscal   Salary   ($)(d)   Awards  Awards  Compensation      Earnings      Compensation    Total
Principal Position      Year (b)  ($)(c)     (1)    ($)(e)  ($)(f)    ($)(g)(2)         ($)(h)       ($)(i)(3)      ($)(i)
-------------------     -------- --------   -----   ------  ------- ------------  ----------------  ------------   ---------
Marc D.                   2007   $852,000     -0-     -0-      -0-    $85,200            -0-           $96,230     $1,033,430
Grodman M.D.
President and
Chief Executive
Officer

Howard                    2007   $323,350     -0-     -0-      -0-    $32,335            -0-           $40,070       $395,755
Dubinett
Executive Vice
President and
Chief Operating
Officer

Sam Singer                2007   $323,350     -0-     -0-      -0-    $32,335            -0-           $39,822       $395,507
Senior Vice
President and
Chief Financial
Officer

Richard Faherty           2007   $438,750     -0-     -0-      -0-    $43,875            -0-          $167,187       $649,812
Chief Information
Officer

Charles T. Todd, Jr.      2007   $385,500     -0-     -0-      -0-    $38,550            -0-           $10,184       $434,234
Senior Vice
President -- Sales

----------------------------
(1) Under SEC disclosure rules, the term "bonus" does not include awards that are performance based. As a result of this definition, payments under the Company's 2007 Incentive Bonus Plan for Senior Management are not considered "bonuses" and are reported under the column captioned "Non-Equity Incentive Plan Compensation".

(2) The 2007 Senior Management Incentive Bonus Plan adopted by the Compensation Committee provided for bonuses as a percentage of salary to be paid to designated members of Senior Management (twelve in total) to the extent the Company's Total Operating Income equaled certain designated percentages of Total Net Revenues. The amounts in column (g) reflect the cash awards to the named officers under the 2007 Senior Management Incentive Bonus Plan.

(3)  The amounts in column (i) All Other Compensation are detailed below.

                           Personal Use of
                           Company Leased       Personal Use of     Life Insurance
Name                         Automobile        Company Airplane       Premium (a)          Other         Total
------                     ---------------     ----------------      -------------         -----       --------
Marc D. Grodman               $20,900              $5,330                $70,000            -0-         $96,230
Howard Dubinett                15,070                -0-                  25,000            -0-          40,070
Sam Singer                     14,822                -0-                  25,000            -0-          39,822
Richard Faherty                28,109               1,673                   -0-         $137,408(b)     167,190
Charles Todd Jr.                9,385                 799                   -0-             -0-          10,184

----------------------------
(a)  See "Split Dollar Life Insurance" herein

(b) Mr. Faherty rents an airplane to the Company (when the Company's airplane is unavailable) for corporate flights. Such rentals totaled $55,965 in fiscal 2007. In addition, a separate corporation of which Mr. Faherty is the majority shareholder provided networking, data reporting and programming services to the Company in fiscal 2007 for which it received $81,713 in compensation.

EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

         Dr. Grodman serves as President and Chief Executive Officer pursuant to a seven-year employment agreement which expires on October 31, 2011. Dr. Grodman has the right to elect to cancel the employment agreement effective at the end of any calendar month commencing October 31, 2008 on not less than 90 days prior written notice, subject to a six month non-competition restriction. The employment agreement is automatically renewable for additional two year periods subject to the right of either party to elect not to renew at least six months prior thereto. The employment agreement provides Dr. Grodman with minimum annual base compensation of $750,000 subject to annual percentage increases to the extent of annual percentage increases in the Consumer Price Index. The Compensation Committee can but is not required to increase Dr. Grodman's compensation at the end of any fiscal year based upon his and the Company's performance. Dr. Grodman's salary in fiscal 2008 will be $903,000 (plus a CPI adjustment of approximately $26,000). The employment agreement also provides Dr. Grodman with business use of an automobile leased by the Company and participation in any fringe benefit and bonus plans available to the Company's employees to the extent determined by the Compensation Committee. The employment agreement contains provisions governing in the event of Dr. Grodman's partial or total disability and provides for termination for cause or in the event of Dr. Grodman's death. Dr. Grodman has the right to terminate the employment agreement in the event of a material change in his duties and responsibilities, the relocation of the Company's principal executive offices from Elmwood Park, New Jersey to a location more than fifty miles distant or a material breach of the employment agreement by the Company (including a reduction in Dr. Grodman's benefits under the agreement). In the event of a Change in Control of the Company, Dr. Grodman can elect to terminate the agreement. In that event, he will be entitled to be paid a lump sum Severance Payment equal to 2.99 times the average of his annual compensation paid by the Company for the five calendar years preceding the earlier of the calendar year in which the Change of Control occurred or the calendar year of the Date of Termination. See "Split-Dollar Life Insurance" herein as to the Endorsement Split-Dollar Life Insurance Agreement between the Company and Dr. Grodman.

         Mr. Dubinett serves as Executive Vice President and Chief Operating Officer pursuant to an employment agreement which has been extended through October 31, 2009. Mr. Dubinett's minimum annual compensation under the extended agreement is equal to his annual compensation in fiscal 2002 and is subject to increases based on increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Mr. Dubinett's minimum annual base compensation for fiscal 2008 as determined by the Compensation Committee is $355,000 (plus a CPI adjustment of approximately $10,000). The agreement provides for (i) the leasing of an automobile for his use; (ii) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a

         Severance Payment equal to 2.99 times Mr. Dubinett's average annual compensation during the preceding five years. See "Split Dollar Life Insurance" herein as to the Endorsement Split Dollar Life Insurance Agreement between the Company and Mr. Dubinett.

         Mr. Singer serves as Senior Vice President and Chief Financial Officer pursuant to an employment agreement which has been extended through October 31, 2009, Mr. Singer's minimum annual compensation under the extended agreement is equal to his annual compensation in fiscal 2002 and is subject to increases based on increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Mr. Singer's minimum annual base compensation for fiscal 2008 as determined by the Compensation Committee is $355,000 (plus a CPI adjustment of approximately $10,000). The agreement provides for (i) the leasing of an automobile for his use; (ii) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Singer's average annual compensation during the preceding five years. See "Split-Dollar Life Insurance" herein as to the Endorsement Split-Dollar Life Insurance Agreement between the Company and Mr. Singer.

         Mr. Faherty serves as Chief Information Officer and Director of Information Services pursuant to an employment agreement currently due to expire on October 31, 2011. Mr. Faherty's initial Base Compensation of $400,000 in fiscal 2005 is subject to increases based upon management's evaluation of his and the Company's performance and is also subject to increases based on increases in the Consumer Price Index. Mr. Faherty's salary in fiscal 2008 will be $472,000 (plus a CPI adjustment of approximately $13,500). The agreement provides for (i) the leasing of an automobile for Mr. Faherty's use; (ii) participation in fringe benefit and bonus plans available to the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Faherty's average annual compensation during the preceding five years.

         Mr. Todd serves as a Senior Vice President in Sales pursuant to an Employment Agreement currently due to expire on October 31, 2011. Mr. Todd's initial Base Compensation of $350,000 in fiscal 2005 is subject to increases based upon management's evaluation of his and the Company's performance and is also subject to increases based on increases in the Consumer Price Index. Mr. Todd's salary in fiscal 2008 will be $495,065 (plus a CPI adjustment of approximately $10,500). The agreement provides for (i) the leasing of an automobile for Mr. Todd's use; (ii) participation in fringe benefits and bonus plans available to the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Todd's average annual compensation during the preceding five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF OCTOBER 31, 2007

         The following table sets out the payments that could be paid to each of the Company's three executive officers and to its two other most highly compensated senior management employees upon termination of employment due to death, disability, for Good Reason or a Change in Control, in each case occurring as of October 31, 2007.

Employee                          Disability(a)   Good Reason(b)      Death(c)     Change in Control(d)
---------                         -------------   --------------     ----------   ----------------------
Marc D. Grodman M.D.              $1,278,000        $3,408,000       $7,683,012        $2,129,398
Howard Dubinett                      323,350           646,700        1,415,733           816,934
Sam Singer                           323,350           646,700          341,591           810,719
Richard Faherty                      438,750         1,755,000          219,375           960,042
Charles Todd, Jr.                    385,500         1,542,000          192,750           915,478

----------------------------
(a) Dr. Grodman's employment agreement entitles him to monthly compensation at his then current Base Compensation for 18 months in the event of his Total Disability. The employment agreement of each of the other employees listed in the table entitles the employee to monthly compensation at his then current Base Compensation for twelve months in the event of his Total Disability.

(b) "Good Reason" entitling the employee to voluntarily terminate his employment agreement includes assignment of duties inconsistent with his current duties, reduction of his Base Compensation, relocation of the Company's principal executive offices to a location more than 50 miles from the current location and other breaches by the Company of the employment agreement. In the event of his voluntary termination for "Good Reason", each of the employees listed in the table is entitled to be paid his monthly Base Compensation until completion of his current Employment Period which is as follows: Dr. Grodman-until October 31, 2011; Messrs. Dubinett and Singer-until October 31, 2009; and Messrs. Faherty and Todd-until October 31, 2011.

(c) Under Dr. Grodman's employment agreement, his employment terminates in the event of his death and his beneficiaries would be entitled to the death proceeds of the insurance policy owned by the Company on his life after deducting the Company's "Interest in the Policy". In the event of Mr. Dubinett's death or Mr. Singer's death while employed by the Company, the decedent's beneficiaries would be entitled to the death proceeds of the insurance policy owned by the Company on his life after deducting the Company's "Interest in the Policy" plus additional payments equal to six months of his Base Compensation in effect at the time of his death. See "Split-Dollar Life Insurance" herein. In the event of Mr. Faherty's death or Mr. Todd's death while employed by the Company, the decedent's beneficiaries would be entitled to additional payments equal to six months of his Base Compensation at the time of his death.

(d) In the event of a termination of employment after a "Change in Control" of the Company, the employee is entitled to receive a lump sum Severance Payment equal to 2.99 times the average of his annual compensation paid or payable by the Company in connection with his employment and included in his gross income as compensation income for the five calendar years preceding the calendar year in which the Change in Control occurred.

SPLIT-DOLLAR LIFE INSURANCE

         Pursuant to the terms of their 1997 employment agreements, the Company had established split-dollar life insurance programs for each of its three Executive Officers. As a result of the passage of the Sarbanes Oxley Act of 2002 (signed into law on July 30, 2002), these three programs were modified. Pursuant to the modification, each of the three Executive Officers assigned ownership of his policies to the Company and new policies were issued to replace the prior policies with annual premiums under the new policies ($70,000 under Dr. Grodman's policy and $25,000 each under Messrs. Dubinett's and Singer's policies) being equal to the premiums paid under the replaced policies. The Company has now executed new "Endorsement Split-Dollar Life Insurance Agreements" with each of its three Executive Officers. Pursuant to the new agreements, the Company has agreed to continue to pay the annual premium on the policy on each officer's life during the period of his full-time employment by the Company. The Company is the sole owner of the policy and of its net cash surrender value, and in the event of the officer's death while serving as a full-time employee of the Company, the Company will be entitled to receive that amount of the death proceeds equal to its interest in the policy (the aggregate amount of premiums paid by the Company with respect to the policy less the amount of any loans, if any, from the Insurer to the Company against the cash value or policy proceeds, and less the aggregate amount of any premiums paid by the officer to the Company in reimbursement of premiums paid by the Company) and the balance of the death proceeds will be paid to the officer's designated beneficiaries. The premiums paid by the Company on the current policies and the prior policies aggregated approximately $1,422,000 and $1,304,000 at October 31, 2007 and October 31, 2006, respectively. At that date, the net cash surrender value of the three current policies aggregated approximately $1,054,000 and $934,000 at October 31, 2007 and October 31, 2006, respectively and is recorded on the books of the Company at these values.

STOCK OPTIONS

EMPLOYEE STOCK OPTION PLANS

THE 1989 PLAN

         In July 1989, the Company's Board of Directors adopted the 1989 Employees Stock Option Plan (the "1989 Plan") which was approved by shareholders in November 1989. The 1989 Plan provided for the grant of options to purchase up to 666,667 shares of Common Stock. Under the terms of the 1989 Plan, options granted thereunder could be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422 of the Internal Revenue Code of 1986 ("the Code"), or options which do not so qualify ("NQOs").

         Under the 1989 Plan, the exercise price of an option designated as an ISO could not be less than the fair market value of the Common Stock on the date the option was granted. However, in the event an option designated as an ISO was granted to a 10% shareholder (as defined in the 1989 Plan) such exercise price was required to be at least 110% of such fair market value. Exercise prices of NQOs could be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which first become exercisable in any calendar year could not exceed $100,000. All options under the 1989 Plan were required to be granted before the Plan's July 1999 Termination Date so that no further options can be granted under the 1989 Plan.

         During fiscal 2007, one employee exercised ISOs under the 1989 Plan and purchased an aggregate 1,000 shares at an exercise price of $.71875 per share. At October 31, 2007, there were no outstanding ISOs under the 1989 Plan.

THE 2000 PLAN

         On August 25, 2000, the Board of Directors adopted the 2000 Employee Incentive Stock Option Plan (the "2000 Plan") reserving an aggregate 800,000 shares of Bio-Reference Common Stock for issuance upon exercise of ISOs which may be granted under the 2000 Plan. Stockholders ratified the adoption of the 2000 Plan at the December 14, 2000 Annual Meeting of Stockholders. During fiscal 2007, no ISOs were granted under the 2000 Plan. During fiscal 2007, ISOs issued under the 2000 Plan to purchase an aggregate 66,600 shares at exercise prices ranging from $5.52 to $15.34 per share were exercised and ISOs granted under the 2000 Plan exercisable to purchase 2,000 shares were canceled due to a termination of employment. As a result, at October 31, 2007, there were outstanding ISOs under the 2000 Plan exercisable to purchase an aggregate 161,500 shares at exercise prices ranging from $5.52 to $15.34 per share.

         The 2000 Plan authorizes the grant of options which qualify for ISO treatment under Section 422 of the Code, to purchase up to a maximum aggregate 800,000 shares of the Company's Common Stock. Options may only be granted under the 2000 Plan to employees of the Company and its subsidiaries (including officers and directors who are also employees).

         The 2000 Plan is administered by the Board of Directors. The Board has the discretion to determine the eligible employees to whom, and the price (not less than the fair market value on the date of grant) at which options will be granted; the periods during which each option is exercisable; and the number of shares subject to each option. The Board has the authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

         The 2000 Plan provides that the exercise price of an option granted thereunder shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option is granted under the 2000 Plan to a holder of 10% or more of the Company's outstanding Common Stock, the exercise price must be at least 110% of such fair market value. Under the 2000 Plan, options must be granted before the August 24, 2010 Termination Date. No option may have a term longer than ten years (limited to five years in the case of an option granted to a 10% or greater stockholder of the Company). The aggregate fair market value of the Company's Common Stock with respect to which options are exercisable for the first time by a grantee under the 2000 Plan during any calendar year cannot exceed $100,000. Options granted under the 2000 Plan are non-transferable and must be exercised by an optionee, if at all, while employed by the Company or a subsidiary or within three months after termination of such optionee's employment due to retirement, or within one year of such termination if due to disability or death. The Board may, in its sole discretion, cause the Company to lend money to or guaranty any obligation of an employee for the purpose of enabling such employee to exercise an option granted under the 2000 Plan provided that such loan or obligation cannot exceed fifty percent (50%) of the exercise price of such option.

THE 2003 PLAN

         On June 3, 2003, the Board of Directors adopted the 2003 Employee Incentive Stock Option Plan (the "2003 Plan") reserving an aggregate 800,000 shares of Bio-Reference Common Stock for issuance upon exercise of ISOs which may be granted under the 2003 Plan. Stockholders ratified the adoption of the 2003 Plan at the July 31, 2003 Annual Meeting of Stockholders. During fiscal 2007, no ISOs were granted under the 2003 Plan. In fiscal 2007 ISOs issued under the 2003 Plan to purchase an aggregate 83,220 shares at exercise prices ranging from $12.15 to $21.46 per share were exercised and ISOs granted under the 2003 Plan exercisable to purchase 14,000 shares were canceled due to terminations of employment. As a result, at October 31, 2007, there were outstanding ISOs under the 2003 Plan exercisable to purchase an aggregate 260,738 shares at exercise prices ranging from $12.22 to $21.46 per share.

         The 2003 Plan authorizes the grant of options which qualify for ISO treatment under Section 422 of the Code to purchase up to a minimum aggregate 800,000 shares of the Company's Common Stock. Options may only be granted under the 2003 Plan to employees of the Company and its subsidiaries (including those officers and directors who are also employees).

         The 2003 Plan is administered by the Board of Directors. The Board has the discretion to determine the eligible employees to whom, and the prices (not less than the fair market value on the date of grant) at which options will be granted; the periods during which each option is exercisable; and the number of shares subject to each option. The Board has the authority to interpret the 2003 Plan and to establish and amend rules and regulations relating thereto.

         The 2003 Plan provides that the exercise price of an option granted thereunder shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option is granted under the 2003 Plan to a holder of 10% or more of the Company's outstanding Common Stock, the exercise price must be at least 110% of such fair market value.

         Under the 2003 Plan, options must be granted before the June 2, 2013 Termination Date. No option may have a term longer than ten years (limited to five years in the case of an option granted to a 10% or greater stockholder of the Company). The aggregate fair market value of the Company's Common Stock with respect to which options are exercisable for the first time by a grantee under all of the Company's Stock Option Plans during any calendar year cannot exceed $100,000. Options granted under the 2003 Plan are non-transferable and must be exercised by an optionee, if at all, while employed by the Company or a subsidiary or within three months after termination of such optionee's employment due to retirement, or within one year of such termination if due to disability or death. The Board may, in its sole discretion, cause the Company to lend money to or guaranty any obligation of an employee for the purpose of enabling such employee to exercise an option granted under the 2003 Plan provided that such loan or obligation cannot exceed fifty percent (50%) of the exercise price of such option.

NON-QUALIFIED OPTIONS (NQOs) AND WARRANTS

         At October 31, 2006, there were outstanding NQOs owned by directors and members of the Scientific Advisory Board exercisable to purchase an aggregate 60,000 shares at exercise prices ranging from $6.80 to $13.70 per share. During fiscal 2007, NQOs exercisable to purchase 45,000 shares were exercised by eight individuals. As a result, at October 31, 2007, there were outstanding NQOs owned by one member of the Scientific Advisory Board exercisable to purchase an aggregate 15,000 shares at an exercise price of $7.94 per share.

See Note 11 of Notes to the Consolidated Financial Statements.

OPTION GRANTS TO THE COMPANY'S THREE NAMED EXECUTIVE OFFICERS (AND THE TWO OTHER NAMED MOST HIGHLY COMPENSATED SENIOR MANAGEMENT EMPLOYEES) IN LAST FISCAL YEAR

         No options to purchase shares of the Common Stock were granted to any of the Company's three Named Executive Officers or the two other named most highly compensated senior management employees in fiscal 2007.

OPTION EXERCISES AND STOCK VESTED

         During fiscal 2007, the following options were exercised by the Company's three named executive officers and two of its non-employee directors. No options were exercised during the period by any other director or by its two other named most highly compensated senior management employees. At October 31, 2007, these were no outstanding options held by the Company's three executive officers, the two other named most highly compensated senior management employees or any of its directors.

                         OPTION EXERCISES IN FISCAL 2007

                                Number of Shares                 Value Realized
                              Acquired on Exercise                 on Exercise
Name                                  (No.)                          ($)(b)
-----                        ----------------------              --------------
Marc D. Grodman M.D.               4,000 shs                        $64,400
Howard Dubinett                    4,000 shs                        $64,400
Sam Singer                         4,000 shs                        $64,400
Gary Lederman(a)                   4,000 shs                        $63,080
John Roglieri M.D.(a)              4,000 shs                        $68,080

----------------------------
(a)  Non-employee director

(b) Based upon the difference between the market price for shares of Bio-Reference Common Stock on the date of exercise and the option exercise price.

                              DIRECTOR COMPENSATION

         During fiscal 2007, each director who was not a Company employee was compensated for his services as a director with a quarterly fee of $13,750. In addition, Gary Lederman as chairman of the Audit Committee and John Roglieri M.D. as chairman of the Compensation Committee was each compensated for serving as a Committee Chairman with an additional quarterly fee of $2,750. No director's fees were paid to the Company's employee directors who determined the compensation to be paid to the Company's non-employee directors for serving in such capacity and as Committee chairmen.

         The following table sets forth the compensation paid to the Company's non-employee directors in fiscal 2007.

                        Director's      Committee
Director                   Fees       Chairman Fees        Other         Total
--------                ----------    -------------        ------       -------
Joseph Benincasa         $55,000           -0-              -0-         $55,000
Harry Elias               55,000           -0-            $1,840 (a)     56,840
Gary Lederman (b)         55,000        $11,000 (b)         -0-          66,000
John Roglieri M.D. (c)    55,000         11,000 (c)         -0-          66,000

----------------------------
(a) For personal use of Company airplane

(b) Chairman of the Audit Committee

(c) Chairman of the Compensation Committee

         See "Option Exercises in Fiscal 2007" as to option exercises by Mr. Lederman and by Dr. Roglieri.

                      COMPENSATION DISCUSSION AND ANALYSIS

BACKGROUND

         Through fiscal 2001, the Board of Directors, including the Company's three executive officers, were responsible for reviewing the compensation paid to the Company's executive officers, provided that none of the Company's executive officers could vote with respect to his own compensation package. In fiscal 2002, the Company established a Compensation Committee consisting of three non-employee directors, Morton L. Topfer (Chairman), Gary Lederman and John Roglieri. Mr. Topfer resigned as a director and as a member of the Compensation Committee in February 2004. In March 2004, Dr. Roglieri became the Chairman of the Compensation Committee and Mr. Elias was elected as a member of the Committee. Mr. Benincasa was elected as a member of the Committee in June 2005.

         In May 1997, the Company executed an employment agreement with Dr. Grodman which expired on October 31, 2004. Effective November 1, 2004, the Company executed a new seven year employment agreement with Dr. Grodman, the terms of which are described above. See "Employment Agreements with Named Officers."

         In May 1997, the Company also executed employment agreements with Messrs. Dubinett and Singer (each expiring on October 31, 2002). During fiscal 2002, the Compensation Committee authorized extensions of both Messrs. Dubinett and Singer's contracts for two additional years, with the Company having the option to extend each agreement for two consecutive one-year periods in addition. In consideration for Messrs. Dubinett and Singer executing the extension agreements, the Company agreed that the base compensation during each extension year would not be less than the total cash compensation paid to such individual in fiscal 2002. The Company's option to extend Mr. Dubinett and Mr. Singer's employment agreements has been further extended through fiscal 2009.

EXECUTIVE COMPENSATION PHILOSOPHY

         In view of the fact that the three named executive officers own substantial equity interests in the Company, the compensation program for them focuses primarily on base salary, subject to annual increase based upon a review of the executive's and the Company's performance. In addition, to further incentivize the executive officers as well as certain other members of senior management, in 2005, the Company established a Senior Management Incentive Bonus Plan designed to assist in the Company's profitability. Bonuses under the Plan are earned and paid only to the extent the Company's Total Operating Income equaled certain designated percentages of Total Net Revenues. Plan criteria were met with respect to fiscal 2005 and 2007 so that bonuses were earned and paid, but no bonuses were earned or paid under the Plan with respect to fiscal 2006 as the Plan's targeted performances were not achieved.

RATIONALE FOR CURRENT EMPLOYMENT AGREEMENTS WITH THE THREE EXECUTIVE OFFICERS

         During the summer of calendar year 2004 with the knowledge that Dr. Grodman's seven year employment agreement was due to expire in October 2004, the Compensation Committee commenced negotiations with Dr. Grodman for the terms of a new employment agreement. In the course of its negotiations, the Committee took into account among other factors as a barometer of Dr. Grodman's performance as the Company's chief executive officer, the substantial increase since 1997 in the Company's net revenues, operating income and the market price of the Common Stock. Another factor taken into account by the Committee was the compensation being paid to the chief executive officers of a peer group of nine other publicly owned clinical testing laboratories including the two major companies in the industry, Quest Diagnostics, Inc. and Laboratory Corporation of America Holdings. The terms of Dr. Grodman's "split-dollar" insurance arrangement with the Company and the fact that the proposed new employment agreement did not provide Dr. Grodman with additional equity compensation was also taken into account. After discussion, each of the three members of the Compensation Committee at the time (Dr. Roglieri, Mr. Elias and Mr. Lederman) concluded that the terms of the proposed new employment agreement were fair to and in the best interests of the Company and its stockholders and that the proposed compensation thereunder was not excessive.

         The Compensation Committee has determined that the base salaries paid with respect to fiscal 2007, and the terms of the extension agreements with Messrs. Dubinett and Singer, were reasonable in relationship to the services performed, the responsibilities assumed and the results obtained, and were in the best interests of the Company. In connection with Dr. Grodman's compensation, the Compensation Committee considered the Company's increase in net revenues, patients serviced, working capital and shareholdersi equity in fiscal 2007 compared with the corresponding period in fiscal 2006. Furthermore, the compensation paid to Messrs. Grodman, Dubinett and Singer for fiscal 2007 comports with the Compensation Committee's perception of base compensation levels of principal executives employed by other companies, both public and private.

BENEFITS AND PERQUISITES

         The Company's policy is to provide health benefits as well as access to its 401(k) Plan to which it contributes a maximum of $500 per employee each year, for all of its employees including the three executive officers.

         The Company leases automobiles for their use but amounts reflecting their personal use are reported as income to them subject to tax. Similarly, personal use of the Company airplane by any of the executive officers is reported as income to them, subject to tax. See Footnote (3) to the "Summary Compensation Table".

CHANGE IN CONTROL BENEFITS

         The employment agreements with the three executive officers provide for substantial Severance Payments to them in the event of a change in control of the Company. This provision provides an additional level of financial security for the three executive officers. These executives could be asked to evaluate a transaction purportedly expected to maximize shareholder value while resulting in the elimination of their jobs. The Severance Payment provision (2.99 times the annual average of the preceding five years of compensation) could help to minimize the distraction caused by concerns over personal financial security in the context of a proposed change in control.

STOCK OPTION GRANT PRACTICES

         The Company grants stock options at an exercise price at least equal to the fair market value on the date of the grant. Due to the substantial stock ownership position of the three executive officers, no stock options have been granted to them (or restricted stock awarded to them) in the last three years.

POLICY REGARDING THE ONE MILLION DOLLAR DEDUCTION LIMITATION

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to a corporation's chief executive officer and to the four other most highly compensated executive officers in office as of the end of the fiscal year. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. However, shareholder interests may at times be best served by not restricting the Compensation Committee's discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible, although no such elements have been approved to date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2007, the members of the Company's Compensation Committee were:

                                             John Roglieri M.D. - Chairman
                                             Joseph Benincasa
                                             Harry Elias
                                             Gary Lederman

         No member of the Compensation Committee was an officer or employee of the Company in fiscal 2007 or was formerly an officer of the Company.

COMPENSATION COMMITTEE REPORT

         The members of the Company's Compensation Committee hereby state;

         (A) We have reviewed and discussed the Compensation Discussion and Analysis contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2007 with the Company's Management, and

         (B) Based on such review and discussions, we have recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2007

                                             COMPENSATION COMMITTEE

                                         By  John Roglieri M.D., Chairman
                                             Joseph Benincasa*
                                             Harry Elias
                                              Gary Lederman

* Mr. Benincasa first became a member of the Compensation Committee in June 2005 and was not a party to the 2004 negotiation of Dr. Grodman's employment agreement.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. It is the responsibility of the Company's independent auditors to perform an independent audit of and express an opinion on the Company's financial statements. The Audit Committee's responsibility is one of review and oversight. In fulfilling its oversight responsibilities:

         (1) The Audit Committee of the Board of Directors has reviewed and discussed with the Company's management the audited financial statements.

         (2) The Audit Committee has discussed with Moore Stephens, P.C. ("Moore Stephens"), the Company's independent auditors, the matters required to be discussed by

                  Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards, AU ss. 380," as modified or supplemented.

         (3) The Audit Committee has also received the written disclosures and the letter from Moore Stephens required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Moore Stephens, P.C. the independence of that firm as the Company's auditors.

         (4) Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2007, for filing with the Securities and Exchange Commission.

         Each of the Audit Committee members is independent, as defined in the Rules of the Nasdaq Stock Market, Inc.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting, auditing, or auditor independence. However, the Board of Directors has determined that Gary Lederman is qualified to serve as the "audit committee financial expert" of the Company as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

                                             Audit Committee

                                             Gary Lederman, Chairman
                                             Joseph Benincasa, Member
                                             Harry Elias, Member
                                             John Roglieri, Member

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the yearly cumulative total return on the Company's Common Stock for the five fiscal years ended October 31, 2007 based on the market price of the Common Stock, with the cumulative total return of companies in the S&P 500 Composite and with a peer group of seven publicly owned medical laboratories.

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                      FOR BIO-REFERENCE LABORATORIES, INC.,
                              S&P 500 COMPOSITE AND
                          MEDICAL LABORATORY PEER GROUP

                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]


BIO-REFERENCE LABORATORIES, INC.        S&P 500 INDEX         PEER GROUP
--------------------------------        -------------         ----------
             100                            100                  100

             229.75                         120.8                121.93

             194.85                         132.18               156.73

             262.57                         143.71               164.26

             327.24                         167.19               198.3

             444.26                         191.53               206.78




         The Medical Laboratory peer group consists of the following companies:
Clarion Technologies, Inc., Enzo Biochem Inc., Laboratory CP of Amer Holdgs, Medtox Scientific Inc., Neogenomics Inc., Orchid Cellmark Inc., and Quest Diagnostics Inc.

                                    AUDITORS

         The firm of Moore Stephens, certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the fiscal year ending October 31, 2008. Moore Stephens and its predecessor firm have served as the Company's auditors since 1988. Representatives of such firm are not expected to be present at the July 17, 2008 Annual Meeting of Stockholders.

AUDIT FEES

         Moore Stephens billed the Company approximately $232,300 for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended October 31, 2007 and the review of the financial statements included in its quarterly reports on Form 10-Q for such fiscal year compared to approximately $150,800 in billings for such services for the fiscal year ended October 31, 2006. In addition, Moore Stephens billed the Company approximately $17,500 in fiscal 2007 for its audit of the Company's 401(k) Plan for calendar year 2006 as compared to approximately $9,500 of such fees in fiscal 2006 with respect to calendar year 2005.

AUDIT-RELATED FEES

         Moore Stephens billed the Company approximately $9,400 for due diligence services rendered in relation to certain acquisitions during fiscal 2007 and approximately $121,100 for Sarbanes-Oxley ("SOX") related audit fees.

TAX FEES

         Moore Stephens billed the Company approximately $46,900 for tax services for fiscal 2007 and approximately $44,600 for tax services for fiscal 2006. The fees were billed for tax return preparation.

ALL OTHER FEES

         No other fees were billed to the Company by Moore Stephens with respect to fiscal 2007 or fiscal 2006 other than for the services described above.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee pre-approved each material non-audit engagement for services performed by the Company's independent auditor in fiscal 2007. Prior to pre-approving any such non-audit engagement or service, it is the Committee's practice to first gather information regarding the requested engagement or service in order to enable the Committee to assess the impact of the engagement or service on the auditor's independence.

         The Audit Committee has considered whether the provision of tax return preparation and other professional services to the Company by Moore Stephens is compatible with such firm maintaining its independence and has concluded that such firm is independent with respect to the Company in its role as the Company's principal accountant and auditor.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

         Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2008 Annual

Meeting of Stockholders (expected to be held in July 2009), must submit such proposals so as to be received by the Company at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 on or before February 18, 2009.

                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

         According to Securities and Exchange Commission rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report, "Audit Committee Report" and "Stock Price Performance" will not be deemed to be "soliciting material"or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under said specified captions.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                          Marc D. Grodman, President

Elmwood Park, New Jersey
June 18, 2008

                                                                 0          [  ]



                        BIO-REFERENCE LABORATORIES, INC.

          REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JULY 17, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, a Stockholder of BIO-REFERENCE LABORATORIES, INC. (the "Company") hereby appoints Marc D. Grodman and Sam Singer or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of BIO-REFERENCE LABORATORIES, INC. to be held at 9:00 A.M. (local time) on Thursday, July 17, 2008 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001 and at any and all adjournments thereof. The undersigned directs that this proxy be voted as follows:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[  ]                                                                  14475 [  ]


                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                  BIO-REFERENCE LABORATORIES, INC.

                                                            JULY 17, 2008







                                                     Please sign, date and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.





                            |  Please detach along perforated line and mail in the envelope provided. |
                            \/                                                                        \/


[  ] 20230000000000000000 0                                                           071708
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                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------
                                                                |
1. To elect two Class II directors, each to serve for a term of |                                               FOR  AGAINST ABSTAIN
   three years and until his successor is elected and qualified | 2. In their discretion, on all other matters   --     --      --
   (Proposal One).                                              |    as shall properly come before the meeting  |  |   |  |    |  |
                                                                |                                                --     --      --
 ---                              NOMINEES:                     |
|   | FOR ALL NOMINEES            O Sam Singer                  | THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING.
 ---                              O Harry Elias                 | UNLESS OTHERWISE SPECIFIED AS ABOVE, THIS PROXY WILL BE VOTED
                                                                | "FOR" THE ELECTION OF DIRECTORS (PROPOSAL ONE). IN ADDITION,
 ---  WITHHOLD AUTHORITY                                        | DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT
|   | FOR ALL NOMINEES                                          | MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY
 ---                                                            | WITHHELD. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW
                                                                | THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.
 ---  FOR ALL EXCEPT                                            |
|   | (See instructions below)                                  |
 ---                                                            | PLEASE MARK, SIGN, AND RETURN YOUR PROXY PROMPTLY. NO POSTAGE IS
                                                                | REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE
                                                                | UNITED STATES. RECEIPT OF THE NOTICE OF ANNUAL MEETING OF
                                                                | STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT OF THE BOARD OF
                                                                | DIRECTORS AND THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED
                                                                | OCTOBER 31, 2007 IS ACKNOWLEDGED.
INSTRUCTIONS: To withhold authority to vote for any individual  |
              nominee(s), mark "FOR ALL EXCEPT" and fill in the |
              circle next to each nominee you wish to withhold, |
              as shown here: o                                  |
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To change the address on your account, please check the         |
box at right and indicate your new address in the          ---  |
address space above. Please note that changes to the      |   | |
registered name(s) on the account may not be submitted     ---  |
via this method.                                                |
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                          ------------------         -----------                             ------------------         -----------
Signature of Stockholder |                  | Date: |           |  Signature of Stockholder |                  | Date: |           |
                          ------------------         -----------                             ------------------         -----------
     NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
           If signer is a partnership, please sign in partnership name by authorized person.
[  ]                                                                                                                            [  ]
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